UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2010

PACTIV CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-15157	36-2552989
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1900 West Field Court
Lake Forest, Illinois	60045
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (847) 482-2000
None
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note
On November 16, 2010, Pactiv Corporation (the “Company”) completed its merger (the “Merger”) with Reynolds Acquisition Corporation (“Sub”), an indirect wholly owned subsidiary of Reynolds Group Holdings Limited (“Reynolds”), pursuant to the Agreement and Plan of Merger, dated as of August 16, 2010 (the “Merger Agreement”), among the Company, Reynolds, Sub and Rank Group Limited (“Rank Group”). Pursuant to the terms of the Merger Agreement, each outstanding each share of common stock, par value $0.01 per share, of the Company (the “Common Stock”) (other than any dissenting shares and shares held by the Company, Reynolds or their subsidiaries) was canceled and automatically converted into the right to receive $33.25 in cash, without interest and less any applicable withholding tax. As a result of the Merger, the Company is now an indirect wholly owned subsidiary of Reynolds. Reynolds is an affiliate of Rank Group.
Item 1.02 Termination of a Material Definitive Agreement.
On November 16, 2010, the Company repaid all amounts (including principal, interest and fees) accrued and outstanding under (i) the Credit Agreement, dated as of April 19, 2006, among the Company, Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent and L/C Issuer, and the financial institutions from time to time party thereto (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) and (ii) the Receivables Purchase Agreement, dated as of December 21, 2006 (as amended, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”), among Pactiv RSA LLC, Pactiv Factoring LLC, as initial Servicer, the Financial Institutions parties thereto, Atlantic Asset Securitization LLC and Credit Agricole CIB (formerly Calyon New York Branch), as administrative agent. The Credit Agreement and Receivables Purchase Agreement were terminated, in each case, effective as of November 16, 2010.
Item 2.01 Completion of Acquisition or Disposition of Assets.
The information set forth under “Introductory Note” is incorporated into this Item 2.01 by reference.
The description of the Merger Agreement and the transactions contemplated thereby in this Current Report on Form 8-K does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 17, 2010, and is incorporated herein by reference.
The Merger Agreement has been referenced in this Current Report on Form 8-K to provide investors with information regarding its terms. Except for its status as the contractual document that establishes and governs the legal relations among the parties with respect to the transactions described above, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties. The representations, warranties and covenants made by the parties in the Merger Agreement are qualified as described in the Merger Agreement. Representations and warranties may be used as a tool to allocate risks among the parties, including where the parties do not have complete knowledge of all facts. Investors are not third party beneficiaries under the Merger Agreement and should not rely on the representations, warranties or covenants or any descriptions thereof as characterization of the actual state of facts or condition of the parties or any of their respective affiliates.
Item 3.03 Material Modification to Rights of Security Holders.
Effective as of the closing of the Merger, each share of Common Stock (other than any dissenting shares and shares held by the Company, Reynolds or their subsidiaries) canceled and automatically converted into the right to receive $33.25 in cash, without interest and less any applicable withholding taxes.
Item 5.01 Changes in Control of Registrant.
The information set forth under “Introductory Note” is incorporated into this Item 5.01 by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Pursuant to the Merger Agreement, on November 16, 2010, at the effective time of the Merger (the “Effective Time”), all of the directors of the Company immediately prior to the Merger were replaced by the following individuals, each of whom is an employee of Rank Group, the ultimate parent of Reynolds: Thomas Degnan, Gregory Cole, Allen Hugli and Helen Golding.
Item 5.07 Submission of Matters to a Vote of Security Holders
On November 15, 2010, the Company held a special meeting of the Company’s stockholders to vote on (i) a proposal (“Proposal 1”) to adopt the Merger Agreement and (ii) a proposal (“Proposal 2”) to approve an adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement. The matters acted upon at the special meeting are described in more detail in the Company’s definitive proxy statement on Schedule 14A, filed with the SEC on October 15, 2010, pursuant to which proxies were solicited.
Stockholders voted to approve the Merger Agreement with the affirmative vote of holders of a majority of the outstanding shares of common stock of the Company, as required by the Merger Agreement. The following are the final voting tallies for the special meeting:

	For	Against	Abstain
Proposal 1
	98,454,459	486,106	958,080
Proposal 2
	91,351,454	8,436,643	110,548
Item 8.01 Other Events.
On November 15, 2010, the Company issued a press release announcing that stockholders, at a special meeting of stockholders held that day, voted to approve the Merger Agreement.
On November 16, 2010, the Company issued a press release announcing that, immediately following the consummation of the Merger transaction, the Company accepted for payment all of its 6.400% Notes due 2018 (the “2018 Notes”) validly tendered pursuant to its tender offer and consent solicitation relating to the 2018 Notes. The purchased notes were canceled.
The tender offer and consent solicitation for the Company’s 2018 Notes expired at 12:01 a.m. New York City time on November 16, 2010. As of that time, holders of (i) $234,336.000 of aggregate principal amount of 2018 Notes had validly tendered their 2018 Notes with the related consents delivered and (ii) $385,000 of aggregate principal amount of 2018 Notes had validly delivered their consents without tendering their 2018 Notes.
Based on the receipt of the required consents in connection with the tender offer and consent solicitation for the 2018 Notes, the Company and the trustee under the related indenture executed a new global note to eliminate the “change of control” covenants contained in the then-existing global note governing the 2018 Notes.
A copy of the press releases regarding the foregoing are filed as Exhibit 99.1 and Exhibit 99.2 hereto and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

2.1	Agreement and Plan of Merger, dated as of August 16, 2010, by and among Rank Group Limited, Reynolds Group Holdings Limited, Reynolds Acquisition Corporation and Pactiv Corporation (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 17, 2010)

99.1	Press Release dated November 15, 2010

99.2	Press Release dated November 16, 2010

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2010	PACTIV CORPORATION
	By:	/s/ Joseph E. Doyle
		Name:	Joseph E. Doyle
		Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of August 16, 2010, by and among Rank Group Limited, Reynolds Group Holdings Limited, Reynolds Acquisition Corporation and Pactiv Corporation (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 17, 2010)

99.1	Press Release dated November 15, 2010

99.2	Press Release dated November 16, 2010